============================================================================================

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 5, 2007

ASIA PAYMENT SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

NEVADA	000-30013	98-0204780
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

800 5th Avenue
Suite 4100
Seattle, WA 98104
 (Address of principal executive offices and Zip Code)

(206) 447-1379
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

============================================================================================

ITEM 4.01     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

On June 5, 2007, we terminated Weinberg and Company, P.A. ("Weinberg") as our independent registered public accounting firm. The decision to dismiss Weinberg as our independent registered public accounting firm was approved by our Board of Directors on June 5, 2007. Except as noted in the paragraph immediately below, the reports of Weinberg's consolidated financial statements for the years ended December 31, 2005 and 2004 and for the period October 2, 1998 (date of inception) through December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of the Weinberg on our consolidated financial statements as of and for the years ended December 31, 2005 and 2004 and for the period October 2, 1998 (date of inception) through December 31, 2005 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern as we had suffered negative working capital, had experienced negative cash flows from continuing operating activities and also due to uncertainty with respect to our ability to meet short-term cash requirements.

During the years ended December 31, 2005 and 2004 and for the period October 2, 1998 (date of inception) through December 31, 2005, and through June 5, 2007, we have not had any disagreements with Weinberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Weinberg's satisfaction, would have caused them to make reference thereto in their reports on our consolidated financial statements for such years.

During the years ended December 31, 2005 and 2004, and through June 5, 2007, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

On June 7, 2007, we delivered a copy of this report to Weinberg. Weinberg issued its response. The response stated that it agreed with the foregoing disclosure. A copy of Weinberg's response is attached hereto as Exhibit 16.1.

New independent registered public accounting firm

On June 5, 2007, we engaged RBSM LLP at 5 West 37th Street, 9th Floor, New York, NY 10018, an independent registered public accounting firm, as our principal independent accountant with the approval of our board of directors. We have not consulted with RBSM LLP on any accounting issues prior to engaging them as our new auditors.

During the two most recent fiscal years and through the date of engagement, we have not consulted with RBSM LLP regarding either:

  The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that RBSM LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

  Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Weinberg & Company, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 8th day of June, 2007.

ASIA PAYMENT SYSTEMS, INC.

BY:	KING K. NG
King K. Ng, President and Chief Executive Officer